[ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

EXHIBIT 5.1

August 31, 2000

Centura Software Corporation
975 Island Drive
Redwood Shores, California 94065

Re: Centura Software Corporation--Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Centura Software Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended ( the "Act"), of up to $120,000,000 aggregate principal amount of common stock, $.01 par value per share (the "Common Stock"). The Common Stock is to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that when the Registration Statement becomes effective under the Act and the issuance of the shares of Common Stock has been duly authorized by appropriate action and the shares of Common Stock have been issued and sold as described in the Registration Statement, the Prospectus and the Prospectus Supplements, the shares of Common Stock will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above- referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus and the Prospectus Supplements. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP